UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2011 (July 1, 2011)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 30, 2011, Royce & Associates, LLC, a non-managing member of TICC Management, LLC (the “Adviser”), the investment adviser to TICC Capital Corp. (the “Company”), transferred its membership interest in the Adviser to Charles M. Royce individually. As a result, Mr. Royce, the non-executive Chairman of the Board of the Company, became a non-managing member of the Adviser with solely an economic interest in the Adviser. Consequently, on July 1, 2011, after obtaining stockholder approval at the Company’s annual stockholders meeting held on June 7, 2011, the Company entered into a new investment advisory agreement with the Adviser (the “New Advisory Agreement”) on terms and conditions that are identical to those of the Amended and Restated Investment Advisory Agreement, dated June 17, 2004, by and between the Company and the Adviser (the “Old Advisory Agreement”), except for the date of execution. The execution of the New Advisory Agreement had the effect of terminating the Old Advisory Agreement.

Advisory and Other Services. Under the terms of the Old Advisory Agreement and the New Advisory Agreement (collectively, the “Advisory Agreements”), the Adviser has full discretion and authority to manage the assets and liabilities of the Company and to manage the day-to-day business and affairs of the Company. The Adviser’s services under the Advisory Agreements are non-exclusive, and the Adviser is free to furnish similar services to other entities.

Management Fees. The management fees under the New Advisory Agreement will be calculated in a manner identical to that under the Old Advisory Agreement. For services provided by the Adviser under the Advisory Agreements, the Company pays the Adviser a management fee consisting of two components, a base management fee and an incentive fee.

Expenses. Under the Advisory Agreements, all personnel of the Adviser, when and to the extent engaged in providing investment advisory services, and the compensation and expenses of such personnel allocable to such services, will be provided and paid for by the Adviser or by BDC Partners, LLC, as managing member of the Adviser, and not by the Company. The Company is responsible for all other costs and expenses of its operations and transactions.

Term, Continuance and Termination. The Advisory Agreements provide that the Advisory Agreements will remain in force for two years from the date on which they first become effective, and thereafter from year to year, subject to approval by the Company’s Board of Directors or a vote of a majority of the outstanding voting securities of the Company and by approval of a majority of the disinterested directors of the Company. The Advisory Agreements may be terminated at any time, without the payment of any penalty, by the action of the Company’s Board of Directors or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Company.

The foregoing description of the terms of the New Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the New Advisory Agreement, which is filed herewith as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Investment Advisory Agreement by and between TICC Capital Corp. and TICC Management, LLC, dated July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President